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                                                                      Exhibit 16
                                                                      ----------

                          PricewaterhouseCoopers LLP
                               400 Campus Drive
                                 P.O. Box 988
                            Florham Park, NJ 07932
                           Telephone (973) 236-4000
                           Facsimile (973) 236-5000


April 7, 1999


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Envirogen, Inc. (copy attached), which we understand has been filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated March 31, 1999. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/  PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP